Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-16837) pertaining to the 1996 Non-Qualified Employee Stock Purchase Plan of AvalonBay Communities, Inc. of our report dated March 29, 2007, with respect to the financial statements of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
McLean, Virginia
March 29, 2007